EXHIBIT 10.1

H/N 1105 – 1079, Afienya - Mataheko, PO BOX CO DTD 4047, Tema, Tel: +233 244 785294

Email: fakosah@yahoo.co.uk,

Mineral Exploration Services

This agreement between Terranet Limited (TL) and Guskin Gold Limited (GGL) describes the details of Induced polarization (IP) and Ground magnetic (GMAG) surveys, equipment and personnel to be provided by TL and payment to be made to TL by GGL in respect thereof.

Client’s Responsibilities

The client will provide board, accommodation and field supplies, (AA GPS and communication batteries) for the crew of 5 and fuel for the IP genset and trucks while on site prior to and during the survey.

The client will also provide 18 local helpers (15 for the IP and 3 for GMAG) as required and also ensure access required for the geophysical crew to undertake its work on the property.

Survey lines will be well cut, cleared, chained, pegged and numbered at 25m stations by GGL and will be at least 5 km of Line ahead of the IP survey. Crossover lines between lines end will be cut out. All stations will be included in a xyz file with line local co-ordinates, UTM co-ordinates, (WGS 84, UTM 30 N),

Contractor’s Responsibilities

The contractor will provide Two Geophysicists, One Transmitter Operator, Two Field Technicians for the survey

The contractor will also provide equipment in a good working condition, perform and execute all the work and services required in a professional manner

These will include :

i.	Two Instrumentation GDD IP transmitters
ii.	One IRIS instruments Elrec Pro receiver
iii.	One Honda 7.0 Kw EFI petrol generator
iv.	Portable field radios for communication
v.	2-Hand held GPS units.
vi.	Reels, wire and stainless steel rods
vii.	Two 4x4 pick-ups
viii.	Three Gem Systems GSM - 19 Magnetometers

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Field Work

Induced Polarisation (IP)

Terranet Limited would conduct IP and GMAG surveys covering an area of 1.6 sq. kms, and 16.8 line kms, employing the pole dipole array with a dipole spacing of 25m and 8 dipoles. Readings would be recorded at 25m intervals.

A minimum of One km is planned to be surveyed daily when conditions are ripe, normal and favourable, including weather, topography etc.

Data processing

Survey data would be dumped daily at the end of the survey and initial preliminary data processing procedures will be conducted, including data quality checks.

Ground Magnetic Survey

1.	Specifications

•	Continuous walking mag mode recording at a second interval.
•	Measured parameter : Total Magnetic Field in NanoTeslas.

2.	Equipment

•	Two GSM19 walking mag mode Magnetometers with GPS attached recording at every 1 second, thus making a distance of about a metre on the ground.
•	One Base station magnetometer programmed to record at 3 seconds intervals.
•	2 hand held GPS units

3.	Personnel

•	Two Magnetometer Operators
•	Four field Assistants
•	One base station security man
•	One Geophysicist
•	One Driver

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4.	Deliverables

•	Raw daily dumps of Base and Rover data at the end of survey.
•	Diurnally corrected data
•	Images and a field report.

Charges

ITEMS	Cost/Km (USD)	Kms	Cost (USD)	TOTAL (USD)
Induced Polarization (IP)
Mob & De-Mob				2,000.00
Cost of survey	1600	17	26880	26,880.00
Total IP survey cost			26880	28,880.00

Ground Magnetics (GMAG)
Cost of survey	200	17	3360	3,360.00
Total GMAG survey cost				3,360.00
Truck use /day	100	11		1,100.00

Data Processing and Reporting	200	17		3,360.00

Accomodation, Board, Fuel by Client

COST OF (IP/MAG) SURVEYS				36,700.00

Payment

An advance payment of 50% of the estimated total cost would be made prior to the commencement of the job, 40% upon completion of the field - work and the remaining 10% after completion of report.

These charges are all taxes exclusive.

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AGREED AND SIGNED ON BEHALF OF: Terranet Limited by:
/s/ Frederick Akosah
Date: 08/08/2022

AGREED AND SIGNED ON BEHALF OF: Guskin Gold Limited by:
/s/ Mr. Francis Agezo
Date: 08/08/2022

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